UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 9, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                        Media Relations: Katherine Potter, x1168
                                         Investor Relations: Karen Bunton, x1121


                     Calpine Closes Additional $250 Million
              of 4 3/4% Senior Unsecured Convertible Notes Due 2023

     (SAN JOSE, CALIF.) /PRNEWSWIRE - First Call/ Jan. 9, 2004 - Calpine Corporation [NYSE:CPN] has received funding on an additional $250 million of its 4 3/4% Senior Unsecured Convertible Notes Due 2023, pursuant to the exercise in full by the initial purchaser of its remaining option to purchase additional notes. The securities will be convertible into cash and into shares of Calpine common stock at a price of $6.50 per share, which represents a 38% premium over the New York Stock Exchange closing price of $4.71 per Calpine common share on November 6, 2003, the date the notes were originally priced. Upon conversion of the notes, Calpine will deliver par value in cash and any additional value in CPN shares. Net proceeds from the offering will be used to repurchase or redeem existing indebtedness.

     The 4 3/4% Senior Unsecured Convertible Notes Due 2023 were offered in a private placement under Rule 144A, have not been registered under the Securities Act of 1933, and may not be offered in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy. Securities laws applicable to private placements under Rule 144A limit the extent of information that can be provided at this time.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  January 9, 2004